UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

THE TORO COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8649	41-0580470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Lyndale Avenue South Bloomington, Minnesota		55420
(Address of Principal Executive Offices)		(Zip Code)

(952) 888-8801

Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01Entry into a Material Definitive Agreement.

On April 30, 2019, The Toro Company (“Toro”) entered into a note purchase agreement (the “Note Purchase Agreement”) with the purchasers named therein pursuant to which Toro agreed to issue and sell, and the purchasers agreed to purchase, an aggregate principal amount of $100 million of Toro’s 3.81% Series A Senior Notes due June 15, 2029 (the “Series A Notes”) and $100 million of its 3.91% Series B Senior Notes due June 15, 2031 (the “Series B Notes” and, together with the Series A Notes, the “Notes”). Subject to the satisfaction of customary closing conditions, the Notes may be issued under the Note Purchase Agreement at any time on or prior to June 27, 2019. The Notes will be issued in a private placement to certain “accredited investors” pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be senior unsecured obligations of Toro. Interest on the Notes will be payable semiannually on the 15th day of June and December in each year, commencing on December 15, 2019.

Toro will have the right to prepay all or a portion of any series of Notes upon notice to the holders for 100% of the principal amount so prepaid plus a make-whole premium, as set forth in the Note Purchase Agreement, plus accrued and unpaid interest, if any, to the date of prepayment. In addition, at any time on or after the date that is 90 days prior to the maturity date of the applicable series of Notes, Toro will have the right to prepay all of such series of Notes for 100% of the principal amount so prepaid, plus accrued and unpaid interest, if any, to the date of prepayment. Upon the occurrence of certain change of control events, holders of the Notes will have the right to require that Toro purchase such holder’s Notes in cash at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

The Note Purchase Agreement contains customary representations and warranties of Toro, as well as certain customary covenants, including, without limitation, financial covenants, such as the maintenance of minimum interest coverage and maximum leverage ratios, and other covenants, which, among other things, provide limitations on transactions with affiliates, merger, consolidation and sale of assets, liens and priority debt. The Note Purchase Agreement also contains customary events of default (subject in certain cases to specified cure periods), including, but not limited to, non-payment, breach of covenants, material inaccuracies of representations and warranties, cross defaults, and bankruptcy or other insolvency events.

Toro expects to use the proceeds from the Notes to repay indebtedness under its existing senior unsecured revolving credit facility and for general corporate purposes.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The foregoing description of the Note Purchase Agreement is a summary and is qualified in its entirety by reference to the terms of the Note Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Section 2— Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Section 9—Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Note Purchase Agreement, dated as of April 30, 2019, by and among The Toro Company and the purchasers listed on the Purchaser Schedule thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: April 30, 2019	By:	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

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